Exhibit 2.1




                          AGREEMENT AND PLAN OF MERGER

                                 by and between
                    Cedar Technologies, Inc. (the "Company");

         John Kubinski; William McMahon; James Lewis; Joseph Novagratz;
                       Robert Gearou; Bob Inc.; BJB Inc.;

                        CDR Acquisition, Inc. ("Newco");
                         and Rimage Corporation ("RIMG")


                          dated as of February 25, 2000

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                                TABLE OF CONTENTS


I  THE MERGER..................................................................1
       1.1  The Merger.........................................................1
       1.2  Articles of Merger; Effective Time.................................1
       1.3  Effect of Merger...................................................2
       1.4  Closing............................................................2
       1.5  Articles of Incorporation; Bylaws..................................2
       1.6  Directors and Officers.............................................2

II  CONVERSION OF SECURITIES;  EXCHANGE OF CERTIFICATES........................2
       2.1  Conversion of Securities...........................................2
       2.2  Dissenting Shares..................................................3
       2.3  Rights of Holders of Company Common Stock..........................3
       2.4  Adjustments to Exchange Ratio......................................4
       2.5  Payment of Consideration for Company Common Stock..................4
       2.6  Stock Options......................................................5
       2.7  Warrants...........................................................6
       2.8  Notices to Option and Warrant Holders..............................6

III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................6
       3.1  Company Shareholders...............................................7
       3.2  Organization and Standing..........................................7
       3.3  Powers.............................................................7
       3.4  Execution, Delivery; Valid and Binding Agreement...................7
       3.5  Approval of Plan of Merger; Meeting of Stockholders................7
       3.6  No Breach..........................................................7
       3.7  Capital Stock......................................................7
       3.8  Financial Statements...............................................8
       3.9  Subsidiaries.......................................................8
       3.10  Defaults..........................................................8
       3.11  Litigation........................................................8
       3.12  Required Consents.................................................9
       3.13  Absence of Undisclosed Liabilities................................9
       3.14  Certain Developments..............................................9
       3.15  Title/Liens......................................................10
       3.16  Condition........................................................10
       3.17  Y2K Compliance...................................................10
       3.18  Real Estate Leases...............................................10
       3.19  Receivables......................................................11
       3.20  Inventory........................................................11
       3.21  Tax Matters......................................................11
       3.22  Executory Contracts..............................................13
       3.23  Intellectual Property Rights.....................................14


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                          TABLE OF CONTENTS (CONTINUED)


       3.24  Warranties.......................................................14
       3.25  Employees........................................................14
       3.26  Employee Benefit Plans...........................................15
       3.27  Insurance........................................................16
       3.28  Affiliate Transactions...........................................16
       3.29  Suppliers........................................................16
       3.30  Officers and Directors; Bank Accounts............................16
       3.31  Compliance with Laws.............................................16
       3.32  Permits..........................................................17
       3.33  Environmental Matters............................................17
       3.34  No Brokers or Finders............................................18
       3.35  Disclosure.......................................................18
       3.36  Investment Intent................................................18

IV  REPRESENTATIONS AND WARRANTIES OF NEWCO...................................19
       4.1  Organization and Standing.........................................19
       4.2  Execution, Delivery; Valid and Binding Agreement..................19
       4.3  No Breach.........................................................19
       4.4  Governmental Authorities; Consents................................19
       4.5  No Brokers or Finders.............................................19
       4.6  Investment Intent.................................................19
       4.7  Disclosure........................................................20

V  COVENANTS OF THE COMPANY...................................................20
       5.1  Approval..........................................................20
       5.2  Conduct of the Business...........................................20
       5.3  Access to Books and Records.......................................22
       5.4  Regulatory Filings................................................22
       5.5  Conditions........................................................22
       5.6  No Negotiations...................................................22
       5.7  Affiliate Agreements..............................................23

VI  COVENANTS OF RIMG AND NEWCO...............................................23
       6.1  Regulatory Filings................................................23
       6.2  Conditions........................................................23
       6.3  Registration......................................................23

VII  CLOSING..................................................................25
       7.1  Conditions to RIMG's and Newco's Obligations......................25
       7.2  Conditions to the Company's Obligations...........................27

VIII  TERMINATION.............................................................28
       8.1  Termination.......................................................28


                                       ii
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                          TABLE OF CONTENTS (CONTINUED)


       8.2  Effect of Termination.............................................28

IX  SURVIVAL; INDEMNIFICATION.................................................29
       9.1  Survival of Representations and Warranties........................29
       9.2  Indemnification by the Representing Parties.......................29
       9.3  Indemnification by RIMG...........................................30
       9.4  Method of Asserting Claims........................................31
       9.5  Shareholder Agent; Power of Attorney..............................32

X  DISPUTE RESOLUTION.........................................................32
       10.1  Informal Dispute Resolution......................................32
       10.2  Arbitration......................................................33
       10.3  Litigation.......................................................34
       10.4  Costs and Attorneys' Fees........................................34

XI  MISCELLANEOUS.............................................................34
       11.1  Press Releases and Announcements.................................34
       11.2  Expenses.........................................................34
       11.3  Further Assurances...............................................34
       11.4  Amendment and Waiver.............................................35
       11.5  Notices..........................................................35
       11.6  Assignment.......................................................35
       11.7  Severability.....................................................35
       11.8  Complete Agreement...............................................36
       11.9  Counterparts.....................................................36
       11.10  Governing Law...................................................36


                                                                    DESCRIBED ON
EXHIBITS:                                                                PAGE...

A       Company Shareholders.................................................. 7
B       Financial Statements.................................................. 8
C       Company Shareholders' Certificate.....................................27
2.5     Escrow Agreement...................................................... 4
5.7     Affiliate Agreement...................................................23



                                                                    DESCRIBED ON
SCHEDULES:                                                               PAGE...

3.7       Capital Stock....................................................... 8
3.9       Subsidiaries........................................................ 8
3.10      Defaults............................................................ 8
3.11      Litigation.......................................................... 8


                                       iii
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                          TABLE OF CONTENTS (CONTINUED)


                                                                    DESCRIBED ON
SCHEDULES:                                                               PAGE...

3.13      Liabilities......................................................... 9
3.14      Certain Developments................................................ 9
3.15      Liens...............................................................10
3.16      Condition of Assets.................................................10
3.18      Leasehold Interests.................................................10
3.21      Tax Matters.........................................................11
3.22      Executory Contracts.................................................13
3.23(a)   Intellectual Property...............................................14
3.24      Warranty Claims.....................................................14
3.25(a)   Workers Compensation Claims.........................................15
3.25(b)   Employees...........................................................15
3.26      Employee Benefit Plans..............................................15
3.27      Insurance Policies..................................................16
3.28      Affiliate Transactions..............................................16
3.29      Largest Customers/Suppliers.........................................16
3.30      Officers; Bank Accounts.............................................16
3.31      Permits/ Compliance.................................................17
3.33      Environmental Matters...............................................17
3.34      Brokers.............................................................18


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


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 25, 2000, by and between Cedar Technologies, Inc., a corporation formed under the laws of the State of Minnesota with its principal offices in Edina, Minnesota (the "Company"); each of the shareholders of the Company identified as Shareholder Indemnitors on the signature page to this Agreement (the "Shareholder Indemnitors"); CDR Acquisition, Inc., a corporation formed under the laws of the State of Minnesota with its principal offices in Minneapolis, Minnesota ("Newco"); and Rimage Corporation, a corporation formed under the laws of the State of Minnesota with its principal offices in Minneapolis, Minnesota ("RIMG").

         WHEREAS, the boards of directors of the Company, Newco and RIMG have each determined that it is in the best interests of their respective companies to merge (the "Merger") Newco with and into the Company, on the terms and subject to the conditions set forth in this Agreement.

         WHEREAS, as a result of the Merger, all of the outstanding common stock, no par value, of the Company ("Company Common Stock"), will be converted into the right to receive common stock, $.01 par value, of RIMG ("RIMG Common Stock");

         WHEREAS, RIMG, Newco, and the Company desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, for accounting purposes, it is intended that the Merger be accounted for as a "pooling of interests."

         NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements, the parties agree as follows:


                                    ARTICLE I
                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Newco will be merged with and into the Company in accordance with the Minnesota Business Corporations Act ("MBCA"), whereupon the separate existence of Newco will cease, and the Company will continue as the surviving corporation (the "Surviving Corporation").

         SECTION 1.2 ARTICLES OF MERGER; EFFECTIVE TIME. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VII, the parties will cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Minnesota and make all other filings or recordings required by MBCA in connection with the Merger and the transactions contemplated by this Agreement. The Merger will become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Minnesota or at such later time as may be agreed by the parties in writing and specified in the Articles of Merger (the "Effective Time").

         SECTION 1.3 EFFECT OF MERGER. From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers, and franchises and be subject to all of the restrictions, disabilities, and duties of the Company and Newco, all as provided under Minnesota Law.

         SECTION 1.4 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which will be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at a time and place and by a method as mutually agreed to by the parties.

         SECTION 1.5 ARTICLES OF INCORPORATION; BYLAWS. At the Effective Time, the articles of incorporation and bylaws of Newco, as in effect immediately prior to the Effective Time, will be the articles of incorporation and bylaws of the Surviving Corporation.

         SECTION 1.6 DIRECTORS AND OFFICERS. The officers and directors of Newco immediately prior to the Effective Time will be the initial officers and directors of the Surviving Corporation.


                                   ARTICLE II
                            CONVERSION OF SECURITIES;
                            EXCHANGE OF CERTIFICATES

         SECTION 2.1 CONVERSION OF SECURITIES.

         (a) Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of RIMG, Newco, the Company, the Surviving Corporation or the holders of any of the shares of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and become a right to receive the number of shares of the common stock, $.01 par value, of RIMG ("RIMG Common Stock") as is equal to the Consideration per Share divided by the Fair Market Value of RIMG Common Stock at the Closing Date (such ratio being hereafter referred to as the "Exchange Ratio"). The holder of any such share of Company Common Stock shall be entitled to receive, on and after the Effective Time and upon surrender of such holder's certificate for Company Common Stock in accordance with Section 2.5 below, a certificate for the number of shares of RIMG as is equal to 90%, rounded down the nearest whole number, of the shares otherwise issuable under this Section 2.1(a) to such holder, and the remaining shares shall be issued and deposited with the Escrow Agent in accordance with the Escrow Agreement.

         (b) Effect on Stock Options and Warrants. Any option (individually, a "Stock Option" and, collectively, the "Stock Options") issued pursuant to the Company's 1996 Stock Option Plan (the "Option Plan") and outstanding immediately prior to the Effective Time (an "Outstanding Stock Option"), and any warrant to purchase Company Common Stock outstanding immediately prior to the Effective Time ("Outstanding Warrants") will be converted into, without any further action on the part of RIMG or the Surviving Corporation, an option to purchase the number of shares of RIMG as is equal to the number of shares subject to such Outstanding Stock Options or Outstanding Warrants immediately prior to the Effective Time multiplied by the Exchange Ratio, and the exercise price of such Outstanding Stock Options and Outstanding Warrants will be equal to their exercise price immediately prior to the Effective Time divided by the Exchange Ratio. RIMG shall notify each holder of Outstanding Stock Options and Outstanding Warrants,


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


as soon as practicable after the Effective Time, of the number of shares of RIMG Common Stock, and the exercise price per share of RIMG Common Stock, resulting from conversion.

         (c) Certain Definitions. For purposes of this Section 2.1, the following terms will have the meanings set forth below:

               (i) "Consideration per Share" will mean the quotient of (1) $10,250,000, less the Seller Brokerage Fee (as such term is defined below) to the extent an obligation of the Company; divided by (2) the sum of the number of shares of Company Common Stock outstanding, plus the number of shares of Company Common Stock reserved for issuance pursuant to Outstanding Stock Options or Outstanding Warrants immediately prior to the Effective Time.

               (ii) "Fair Market Value" per share of RIMG Common Stock will be deemed to be the average of the closing sale price of RIMG Common Stock of the NASDAQ Stock Market over the ninety (90) trading days ending (and including) the third trading day immediately preceding the Closing Date.

         SECTION 2.2 DISSENTING SHARES.

         (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger, who will have delivered, prior to any vote on the Merger, a written demand for the fair value of such shares in the manner provided in Section 302A.473 of the MBCA and who, as of the Effective Time, will not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares") will not be converted into or represent a right to receive RIMG Common Stock pursuant to Section 2.1 hereof, but the holders thereof will be entitled only to such rights as are granted by Section 302A.473 of the MBCA. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 302A.473 of the MBCA will receive payment therefor from the Surviving Corporation in accordance with the MBCA; PROVIDED THAT, if any such holder of Dissenting Shares will have effectively withdrawn such holder's demand for the fair value of such shares or lost such holder's right to dissent and payment of such shares under Section 302A.473 of the MBCA, such holder or holders (as the case may be) will forfeit the right to the fair value of such shares and each such share will thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, as provided in Section 2.1 hereof.

         (b) The Company will give RIMG (1) prompt notice of any written demand for fair value, any withdrawal of a demand for fair value and any other instrument served pursuant to Section 302A.473 of the MBCA received by the Company, and (2) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under such Section 302A.473 of the MBCA. The Company will not, except with the prior written consent of RIMG, voluntarily make any payment with respect to any demand for fair value or offer to settle or settle any such demand.

         SECTION 2.3 RIGHTS OF HOLDERS OF COMPANY COMMON STOCK. On and after the Effective Time and until surrendered for exchange, each outstanding stock certificate (a "Certificate") which immediately prior to the Effective Time represented shares of Company Common Stock (other than Dissenting Shares) will be deemed for all purposes, except as provided in Section 2.4, to evidence ownership of and to represent the right to receive the number of whole shares of RIMG Common Stock into which such shares of Company Common Stock will have been converted. The record holder of such outstanding certificate will, after the Effective


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Time, be entitled to vote the shares of RIMG Common Stock into which such shares of Company Common Stock will have been converted on any matters on which the holders of record of RIMG Common Stock, as of any date subsequent to the Effective Time, will be entitled to vote. In any matters relating to such certificates, RIMG may rely conclusively upon the record of stockholders maintained by the Company containing the names and addresses of the holders of record of Company Common Stock at the Effective Time.

         SECTION 2.4 ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio set forth in Section 2.1 will be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock or RIMG Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock or RIMG Common Stock occurring after the Agreement Date and prior to the Effective Time.

         SECTION 2.5 PAYMENT OF CONSIDERATION FOR COMPANY COMMON STOCK.

         (a) As of the Effective Time, RIMG will deposit with Norwest Bank Minnesota, National Association or such other bank or trust company as may be designated by RIMG and as is reasonably acceptable to the Company (the "Exchange Agent"), certificates representing the number of shares of RIMG Common Stock as is equal to the total number of shares of RIMG Common Stock to be issued to holders of Company Common Stock pursuant to Section 2.1 hereof, less the number of shares to be delivered to the Exchange Agent in accordance with subsection 2.5(c) (such shares of RIMG Common Stock being hereafter referred to as the "Exchange Fund"). The Exchange Agent will hold the Exchange Fund for the benefit of holders of shares of Company Common Stock. As promptly as practicable after the Effective Time, RIMG will cause the Exchange Agent to mail to each holder of record of a Certificate whose shares were converted into the right to receive shares of RIMG Common Stock pursuant to Section 2.1(a), a letter of transmittal in customary form. The letter of transmittal will specify that delivery of Certificates will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent. The Exchange Agent will accompany the letter of transmittal with instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of RIMG Common Stock. The Exchange Agent will distribute the Exchange Fund pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock (other than Dissenting Shares). The Exchange Fund will not be used for any other purpose. RIMG will make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5(c). Upon surrender for exchange of each outstanding certificate of Company Common Stock (other than certificates representing Dissenting Shares), and subject to delivery of certificates to the Escrow Agent pursuant to Section 2.5(b), the holder of such certificates shall receive from the Exchange Agent (i) a certificate representing .90 multiplied by the number of shares of RIMG Common Stock into which such holder's shares of Company Common Stock have been converted pursuant to Section 2.1, rounded down the nearest whole number, (ii) a certification from the Exchange Agent that 10% of such shares into which the holder's shares have been converted have been delivered to the Escrow Agent, and (iii) the consideration for fractional shares specified in Section 2.5(c). Such certificates shall be in a form issued by RIMG for all RIMG Common Stock and without additional legends or restrictions except those noted in Section 3.36 of this Agreement or as may be provided in an Affiliate Agreement.

         (b) At the Effective Time, certificates issued in the names of the holders of Company Common Stock representing a number of shares of RIMG Common Stock as is equal to ten percent (10%) of the shares of such RIMG Common Stock deemed issued to each of the Company Shareholders, rounded up to the nearest


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


whole share (the "Escrowed Shares"), together with stock powers executed by the Shareholder Agent on behalf of such Company Shareholders, shall be delivered to the Escrow Agent to comprise the Escrow Fund as such terms are defined in the Escrow Agreement dated of even date herewith and attached hereto as Exhibit 2.5.

         (c) No fractional shares of RIMG Common Stock, and no certificates representing such fractional shares, shall be issued upon the surrender for exchange of certificates representing Company Common Stock. In lieu of any fractional share, RIMG shall pay to each holder of Company Common Stock who otherwise would be entitled to receive a fractional share of RIMG Common Stock an amount of cash (without interest) determined by multiplying (a) the closing price per share of RIMG Common Stock on the Effective Time times (b) the fractional share interest to which such holder would otherwise be entitled.

         (d) RIMG will pay no dividends and make no other distributions with respect to RIMG Common Stock with a record date after the Effective Time to the holder of any unsurrendered Certificate with respect to the shares of RIMG Common Stock represented thereby, and RIMG will make no cash payment in lieu of fractional shares to any such holder pursuant to Section 2.5(e) until the holder of record of such Certificate surrenders such Certificate. Following surrender of any such Certificate, the Exchange Agent, on behalf of RIMG, will pay to the record holder of the Certificate representing whole shares of RIMG Common Stock issued in exchange therefor, without interest, (1) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of RIMG Common Stock to which such holder is entitled pursuant to Section 2.5(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of RIMG Common Stock; and (2) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of RIMG Common Stock.

         (e) If any Certificate will have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed, and, if required by the Surviving Corporation, upon the delivery to the Exchange Agent of a bond in such sum as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of RIMG Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of RIMG Common Stock deliverable in respect thereof, pursuant to this Agreement.

         SECTION 2.6 STOCK OPTIONS.

         (a) Each Outstanding Stock Option under the Option Plan will remain outstanding following the Effective Time.

         (b) At the Effective Time, RIMG will assume each Outstanding Stock Option by virtue of the Merger and without any further action on the part of the Company or the holders thereof. RIMG will assume each such option in such manner that RIMG (1) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code; or
(2) to the extent that Section 424 of the Code does not apply to any such Outstanding Stock Option, would be such a corporation were Section 424 of the Code applicable to such Company Option.

         (c) From and after the Effective Time, all references to the Company in the Outstanding Stock Options and the related stock option agreements will be deemed to refer to RIMG. After the Effective Time, each Outstanding Stock Option assumed by RIMG will be exercisable upon the same terms and conditions as were in effect under the Outstanding Stock Options and the related option agreements immediately prior to the Effective Time, except that (1) each Outstanding Stock Option will be exercisable for that whole number of shares of RIMG Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Outstanding Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio; and (2) the option price per share of RIMG Common Stock will be an amount equal to the option price per share of Company Common stock subject to such Outstanding Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent).

         SECTION 2.7 WARRANTS.

         (a) Each Outstanding Warrant will remain outstanding following the Effective Time. To the extent permitted by the terms of the Outstanding Warrants, at the Effective Time, RIMG will assume each Outstanding Warrant, by virtue of the Merger and without any further action on the part of the Company or the holders thereof.

         (b) To the extent permitted by the terms of the Outstanding Warrants, from and after the Effective Time, all references to the Company in the Outstanding Warrants and the related warrant agreements will be deemed to refer to RIMG. After the Effective Time, each Outstanding Warrant assumed by RIMG will be exercisable upon the same terms and conditions as were in effect under the Outstanding Warrants and the related warrant agreements immediately prior to the Effective Time, except that, to the extent permitted by the terms of the Outstanding Warrants, (1) each Outstanding Warrant will be exercisable for that whole number of shares of RIMG Common Stock (rounded down to the nearest whole share) into which the number of shares of Company Common Stock subject to such Outstanding Warrant immediately prior to the Effective Time would be converted under Section 2.1; and (2) the warrant price per share of RIMG Common Stock will be an amount equal to the warrant price per share of Company Common stock subject to such Outstanding Warrant in effect immediately prior to the Effective Time divided by the Exchange Ratio (the warrant price per share, as so determined, being rounded upward to the nearest full cent).

         SECTION 2.8 NOTICES TO OPTION AND WARRANT HOLDERS. As soon as practicable after the Effective Time, RIMG will deliver to each holder of a Outstanding Stock Option or Outstanding Warrant, an appropriate notice setting forth such holder's rights pursuant thereto. RIMG will notify such holders that the Outstanding Stock Option or Outstanding Warrant, as the case may be, will continue in effect on the same terms and conditions (including anti-dilution provisions, and subject to the adjustments required by Sections 2.6 and 2.7 after giving effect to the Merger). RIMG will comply with the terms of each Outstanding Stock Option or Outstanding Warrant. RIMG will use reasonable efforts to ensure that each Outstanding Stock Option and Outstanding Warrant, to the extent it qualifies for special tax treatment prior to the Effective Time (including, without limitation, Section 422 of the Code), will continue so to qualify after the Effective Time. RIMG will take all corporate action necessary to reserve for issuance a sufficient number of shares of RIMG Common Stock for delivery pursuant to the terms set forth in Sections 2.6 and 2.7. After the Effective Time (but in no event later than 30 days after the Effective Time), RIMG will file a Registration Statement on Form S-8 with respect to the shares of RIMG Common Stock subject to Outstanding Stock Options, and will use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such options remain outstanding.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to RIMG and Newco to enter into this Agreement and with the understanding that RIMG and Newco will be relying thereon in consummating the transactions contemplated hereunder, the Company and each of the Shareholder Indemnitors (the Company and the Shareholder Indemnitors being herein collectively referred to as the "Representing Parties") represent and warrant the following to RIMG and Newco, except as otherwise disclosed to Newco in the Schedules hereto. As used below, the phrase "to the best knowledge of the Representing Parties" means (1) any matter of which the Company, any Shareholder Indemnitor or any executive of the Company has received written notice; and (2) the recollection of any Shareholder Indemnitor or any executive manager of the Company after reasonable investigation of their and the Company's records and after discussions with their and the Company's advisors made for purposes of providing the following representations and warranties. Any item disclosed by the Company on any Schedule hereto will be deemed to be disclosed for the purposes of all Schedules hereto for which such item is applicable, regardless of whether such item is disclosed on each Schedule to which it is applicable.

         SECTION 3.1 COMPANY SHAREHOLDERS. Exhibit A contains a current, complete and accurate list of the legal name, address(es) for payment and notice and applicable tax identification numbers of each holder of securities issued by the Company (collectively, the "Company Shareholders"). There are no shareholders or owners of any equity interest in the Company other than the Company Shareholders.

         SECTION 3.2 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company is qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified and in which the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on its business as now conducted and presently proposed to be conducted (such business being hereinafter referred to as the "Company's business").

         SECTION 3.3 POWERS. The Company has all right power, capacity and authority to perform its obligations hereunder. The Company has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate the Company's properties and to carry on the Company's business.

         SECTION 3.4 EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by the Company, and the performance of the obligations of each Shareholder Indemnitor which is a trust or other entity, and all other agreements or instruments to be executed by the Company or the Shareholder Indemnitors pursuant to this Agreement, have been properly, fully and duly authorized. All agreements or instruments to be executed pursuant to this Agreement by the Company will constitute, the legal, valid and binding obligations of each person or entity signing same, which are, or will be, enforceable against each such person or entity in accordance with their respective terms.

         SECTION 3.5 APPROVAL OF THE PLAN OF MERGER; MEETING OF SHAREHOLDERS. The Company's Board of Directors has, by resolutions duly adopted at a meeting held on February ___, 2000, approved this Agreement and the Articles of Merger and the transactions contemplated hereby and thereby, including the Merger, and resolved to recommend approval of the Plan of Merger by the Company's shareholders. None of the resolutions described in this Section 3.5 has been amended or otherwise modified in any respect since the date of adoption thereof and all such resolutions remain in full force and effect.

         SECTION 3.6 NO BREACH. The execution, delivery and performance of this Agreement and the Articles of Merger by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of the Company, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body (except to the extent the Articles of Merger must be filed), under the provisions of the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the

Company is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Company is subject.

         SECTION 3.7 CAPITAL STOCK. The authorized capital stock of the Company consists of 10,000,000 shares of common stock without par value. Five hundred fifty-four thousand three hundred (554,300) shares of such common stock are issued and outstanding. All such outstanding shares have been duly authorized and are validly issued, fully paid and nonassessable. Except as shown in
Schedule 3.7, there are no agreements, rights, subscriptions, warrants, options, conversion rights or other arrangements requiring the sale or issuance by the Company of, or providing for the purchase or acquisition from the Company of, any shares of capital stock or other securities of the Company of any kind. Except as set forth in Schedule 3.7 or in the capital stock provisions of the Articles of Incorporation of the Company, there are no agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock. The Company Shareholders own all right, title and interest in and to the Company Shares, beneficially and of record.

         SECTION 3.8 FINANCIAL STATEMENTS. The Company has delivered to RIMG its balance sheets as of December 31, 1999 (the "Latest Balance Sheet") and December 31, 1998 and statements of earnings and shareholders' equity and cash flows of the Company for the twelve-month periods then ended (such statements being herein referred to as the "Financial Information"). The Financial Information is attached to this Agreement as Exhibit B. The Financial Information, including any notes thereto, (1) is in accordance with the books and records of the Company; (2) presents fairly and accurately in all material respects the financial condition of the Company as of the dates of the balance sheets; (3) presents fairly and accurately in all material respects the results of operations of the Company for the periods covered by such information, subject in the case of current-fiscal-year information to normal year-end adjustments, which in the aggregate will not be material; (4) have been prepared in all material respects on a basis consistent with the preparation of the Company's prior years' financial statements; (5) include all adjustments (consisting only of normal recurring accruals) which are necessary for a fair presentation of the financial condition of the Company and of the results of operations of the Company's business for the periods covered by such statements; and (6) has been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated, except that the notes thereto and report thereon have been omitted.

         SECTION 3.9 SUBSIDIARIES. Except as otherwise set forth in Schedule 3.9, the Company does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

         SECTION 3.10 DEFAULTS. To the best knowledge of the Representing Parties, and except as disclosed in Schedule 3.10, the Company is not in violation of any provision or portion of (1) the formational documents of the Company; (2) any indenture, mortgage, lease, loan agreement or other agreement or instrument; (3) any law, statute, regulation, rule or other governmental edict; or (4) any judgment, writ, injunction or decree of entered by any court or tribunal or threatened in any proceeding or action in which the Company is, was or may be subject or bound or to which any of the Company's assets were, are or may be subject.

         SECTION 3.11 LITIGATION. Except as set forth in Schedule 3.11, neither the Company, nor to the knowledge of the Representing Parties of the Company Shareholders, is engaged in any legal action or other proceedings before any court or administrative agency which would or might prohibit the transactions contemplated hereby or which would or might materially and adversely affect the Company, its assets or operations taken as a whole. Except as set forth in
Schedule 3.11, the Company is not a party to any action or proceeding, nor has either been threatened with any such action or proceeding, nor does there exist any basis therefor, which will or could have a material adverse effect on the condition, financial or otherwise, of the

Company, its assets or operations taken as a whole. Except as set forth in
Schedule 3.11, no order, writ, injunction or decree has been issued by, or requested of, any court or governmental agency which does or may result in any material adverse change in the condition, financial or otherwise, of the Company, its assets or operations taken as a whole. Except as set forth in
Schedule 3.11, to the knowledge of the Representing Parties, the Company is not liable for damages to any employee or former employee of the Company as a result of violation of any foreign, state or federal laws directly or indirectly relating to such employee or former employee.

         SECTION 3.12 REQUIRED CONSENTS. The execution, delivery and performance of this Agreement by the Company and the Shareholder Indemnitors, the Merger and the consummation by the Company and the Shareholder Indemnitors, directly or indirectly, (1) conflict with; (2) require the authorization, consent, approval, exemption or other action of any court or other governmental body (other than is obtained through the filing of the Articles of Merger) or any person or entity other than a majority-in-interest of the Company Shareholders under; (3) require notice to any court or other governmental body under (other than as is provided through the filing of the Articles of Merger); (4) create a right to terminate or accelerate under (with a material adverse effect to the Company, its operations and/or assets); (5) breach in any material respect; (6) constitute a default under; or (7) create any lien, security interest, charge or encumbrance upon any of the Company's assets under any provision or portion of (a) the formational documents of the Company; (b) any indenture, mortgage, lease, loan agreement or other agreement or instrument; (c) any law, statute, regulation, rule or other governmental edict; or (d) any judgment, writ, injunction or decree entered by any court or tribunal or threatened in any proceeding or action in which the Company is or was subject or bound or to which any of the Company's assets were or are subject.

         SECTION 3.13 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (1) as reflected in the Latest Financial Statement; (2) liabilities which have arisen after the date of the Latest Financial Statement in the ordinary course of the Company's business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit); or (3) as otherwise set forth in Schedule 3.13. Schedule 3.13 shows all guaranties by the Company of any debt, obligation, cash flow or other item, and no such guaranty is secured by any asset of the Company or contains a restrictive covenant which restricts the Company's operations or requires that the Company maintain any specified financial or other condition.

         SECTION 3.14 CERTAIN DEVELOPMENTS. Except as set forth in Schedule 3.14, and other than under this Agreement, since the date of the Latest Financial Statement through the date of this Agreement, the Company has not (1) incurred any material obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of the Company's business; (2) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than liabilities shown in the Latest Financial Statement or current liabilities incurred in the ordinary course of the Company's business;
(3) mortgaged, pledged or subjected to lien, charge or other encumbrance any asset, tangible or intangible, other than the lien of current personal or real property taxes not yet due and payable; (4) waived any rights of substantial value, whether or not in the ordinary course of the Company's business; (5) suffered any damage, destruction or loss, whether or not covered by insurance, adversely affecting its assets or operations; (6) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its operations; (7) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (8) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which such directors, officers or employees may be entitled; (9) increased the consideration paid to any consultant or other contractor of the Company; (10) sold, assigned, transferred or otherwise disposed of any of its assets or canceled any debts or claims, other than in the ordinary course of the Company's business; (11) revalued any of its assets; (12) except as contemplated under this Agreement, amended or terminated any existing employee benefit plan or arrangement, adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization; (13) disclosed any confidential information possessed by the Company to any person other than RIMG or Newco, except under a confidentiality agreement prohibiting the use or further disclosure of such information, which agreement is identified in
Schedule 3.6(d); (14) declared or paid any dividends with respect to any of the Company's capital stock, or redeemed or purchased, directly or indirectly, any shares of the Company's capital stock or options to purchase same; (15) except to the extent required under Company Options or Outstanding Warrants, issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities; (16) made any gifts (other than incidental gifts of articles of nominal value) or charitable contributions in excess of $1,000 in the aggregate; (17) made any material change in accounting principles or practices from those utilized in the preparation of the Latest Financial Statement; (18) entered into any material transactions not in the ordinary course of the Company's business; or (19) experienced any other change in the Company's assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects which is materially adverse to the Company.

         SECTION 3.15 TITLE/LIENS. The Company does not own, and has never owned, any real estate. The Company owns good and marketable title to each of the tangible properties and tangible assets reflected on the Latest Financial Statement or acquired since the date thereof, free and clear of all liens and encumbrances, except for (1) liens for current taxes not yet due and payable;
(2) properties subject to the Real Estate Leases (as defined in Section 3.18) or any personal property leases; (3) assets disposed of since the date of the Latest Financial Statement in the ordinary course of the Company's business; (4) liens imposed by law and incurred in the ordinary course of the Company's business for obligations not yet due to carriers, warehousemen, laborers and materialmen; (5) liens in respect of pledges or deposits under workers' compensation laws, which liens aggregate less than $1,000; and (6) those liens described in Schedule 3.15 (the foregoing items (1) through (6) being collectively referred to herein as "Permitted Liens").

         SECTION 3.16 CONDITION. Except as shown on Schedule 3.16, all of the Company's buildings, machinery, equipment and other tangible assets are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of the Company's business. There are no defects in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such assets.

         SECTION 3.17 Y2K COMPLIANCE. To the extent that such items are part of the Assets, the Company's computer software, computer hardware, digital processor-based systems and other, similar or related items of automated, computerized, digitized or software systems that are developed, sold, used or relied upon by the Company (collectively, the "Information Technology") are designed to be used before, on and after January 1, 2000. The Information Technology used during each such time period will accurately receive, provide and process date/time data (including without limitation, calculating, comparing and sequencing such data) from, into and between the 20th and the 21st centuries, including the years 1999 and 2000 and leap-year calculations, and will not malfunction, cease to function or provide invalid or incorrect results as a result of such processing of date/time data.

         SECTION 3.18 REAL ESTATE LEASES.

         (a) Leasehold Interest. The real property demised by the leases described in Schedule 3.18 (the "Real Estate Leases") constitutes all of the real property used or occupied by the Company (the "Leased Real Estate"). Except as set forth in Schedule 3.18(a), the Company holds a valid and existing leasehold interest under each of the Real Estate Leases for the term set forth therein. To the best knowledge of the Representing Parties, no party to any Real Estate Lease is in default.

         (b) Assessments. The Company has no knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the real estate subject to the Real Estate Leases, and there are no present assessments.

         SECTION 3.19 RECEIVABLES. The accounts receivable, notes receivable and other receivables of the Company reflected in the Financial Information are valid and enforceable obligations due to the Company and, to the extent they exceed, in the aggregate, the reserve for bad debts set forth in the Latest Financial Statement will be collectible after Closing in the ordinary course of the Company's business. The goods and services sold and delivered by the Company that gave rise to such accounts and notes receivable were sold and delivered in material conformity with the applicable purchase orders, agreements and specifications. Such accounts and notes receivable are subject to no valid defense or offset except routine customer complaints of an immaterial nature.

         SECTION 3.20 INVENTORY. All inventories reflected in the Latest Financial Statement are stated at the lower of cost or market value and, as so stated, meet the Company's specifications, are regularly offered from current price lists and are not custom made, and are usable or salable in the category in which they are inventoried in the ordinary course of the Company's business, without discount from the prices generally charged for like inventory other than normal trade discounts regularly offered by the Company for prompt payment or quantity purchase. The finished goods and merchandise in such inventory is of merchantable quality, and the work-in-process in such inventory is capable of being manufactured into finished goods answering that description. All packaging inventories are adequate in quantity to enable finished goods inventories to be packaged and shipped in accordance with the Company's past practices for a period of at least 45 days subsequent to the Closing Date.

         SECTION 3.21 TAX MATTERS.

         (a) Compliance. Except as set forth in Schedule 3.21(a), each of the Company and any subsidiary, any affiliated, combined or unitary group of which the Company or any subsidiary is or was a member, any Plans (as such term is defined in Section 3.26), as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), has: (1) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes (as such term is defined in Section 3.21(p) below) or required to be filed or sent by it by any taxing authority having jurisdiction;
(2) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (3) established on its Latest Financial Statement, in accordance with generally accepted accounting principles, reserves that are adequate for the payment of any Taxes related to periods ending on or before the Latest Balance Sheet Date that are not yet due and payable; and (4) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including without limitation withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

         (b) Liens. There are no liens for Taxes upon any assets of the Company or of any Tax Affiliate, except liens for Taxes not yet due.

         (c) Deficiencies. No deficiency for any Taxes has been proposed, asserted or assessed against the Company or the Tax Affiliates that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company by any Taxing authority regarding any such Tax, audit or other proceeding, or, to the best knowledge of the Representing Parties, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. The Company does not expect the assessment of any additional Taxes of the Company or the Tax Affiliates and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of the Company or the Tax Affiliates which would exceed the estimated reserves established on its books and records.

         (d) Excess Parachute Payments. Neither the Company nor any Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company or any Tax Affiliate that are not deductible (in whole or in part) under Section 280G of the Code.

         (e) Extensions. Neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

         (f) Tax-Exempt Status. No property of the Company or any Tax Affiliate is property that the Company or any Tax Affiliates is or will be required to treat as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

         (g) Income Adjustments. Neither the Company nor any Tax Affiliate is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Tax Affiliate as a result of the Tax Reform Act of 1986 and neither the Company nor any Tax Affiliate has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

         (h) Understatements, Overstatements. All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Returns filed before the Closing Date, will be reported in such a manner or adequately disclosed) on the Returns required in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code.

         (i) Consistency Periods. Neither the Company nor any Tax Affiliate has engaged in any transaction that would result in a deemed election under Section 338(e) of the Code, and neither the Company nor any Tax Affiliate will engage in any such transaction within any applicable "consistency period" (as such term is defined in Section 338 of the Code).

         (j) Consents. Neither the Company nor any Tax Affiliate has filed any consent under Section 341(f) of the Code.

         (k) Evidence of Foreign Tax Payments. The Company and the Tax Affiliates have evidence of payment for any taxes, charges, fees, levies, or other assessments of a foreign country paid or accrued from the date of the formation of each of them, respectively.

         (l) Subpart F Income. Neither the Company nor any Tax Affiliate, to the extent they are "controlled foreign corporations" within the meaning of Section 957 of the Code, have now or have had at any time in the past "subpart F income" within the meaning of Section 952 of the Code.

         (m) Corporation Status. The Company and the Tax Affiliates are, and at all times have been, corporations or associations taxable as corporations for United States income tax purposes.

         (n) FSC. Any "FSC" (within the meaning of Section 922 of the Code) has been properly operated in accordance with the provisions of Sections 921-927 of the Code.

         (o) Royalty Payments. All deductions claimed or reported on all Returns of the Company and any Tax Affiliate on account of royalties or similar fees payable with respect to any intellectual property of the Company or any other party are allowable in full.

         (p) Taxes Defined. For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including without limitation all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Company or any Tax Affiliate.

         SECTION 3.22 EXECUTORY CONTRACTS.

         (a) Schedule 3.22 describes the following Executory Contracts, whether oral or written, to which the Company is a party, to the extent such agreements are not set forth in other schedules: (1) each contract between the Company and any dealer, distributor, broker, agent or sales representative; (2) each executory or partially executory contract, agreement, or commitment by the Company for delivery of its products or services over a period of more than thirty (30) days from the date of this Agreement and for aggregate payments to or by the Company of more than $10,000 in any year; (3) each contract, agreement or arrangement made in the course of ordinary business by the Company involving an expenditure of more than $10,000 for the purchase of any services, materials, supplies or equipment; (4) each contract or commitment for capital expenditures in excess of $10,000; (5) each contract continuing over a period of more than twelve (12) months from its date, which is not terminable by the Company without cause or penalty upon not more than thirty (30) days' notice; (6) each agreement for the sale of any capital asset other than fully-depreciated, obsolete equipment or equipment no longer used or useful in the Company's business; (7) each employment contract or agreement relating thereto between the Company and any officer, consultant, director or employee, including any bonus, incentive or deferred compensation plans, any confidentiality or non-compete agreements, and any arrangements which encourage or compensate the Company's employees to accept employment or stay with the Company following the Closing Date; (8) each plan or contract or arrangement of the Company providing for pensions, life insurance, medical insurance, disability insurance, vacations, and other employees' benefits or compensation plans, whether formal or informal; (9) each agreement, if any, with any union covering employees in the bargaining unit represented by such union; (10) each agreement not made in the ordinary course of the Company's business; (11) each contract or agreement relating to the Intangible Property, including without limitation all nondisclosure agreements; (12) each agreement not otherwise listed on other Schedules to which the Company is a party or which has, or may have, a material effect on the Company, its operations or assets;
(13) each lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party; (14) each stock purchase or stock option plan; (15) each agreement where the Company has agreed to restrict the scope or nature of its business; (16) each agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets.

         (b) Except as shown on Schedule 3.22, to the best knowledge of the Representing Parties, the Company has performed in all material respects all obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in Schedule 3.22 and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such schedule; the Company has no present expectation or intention of not fully performing any material obligation under any contract or commitment required to be disclosed under such schedule; and the Company has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such schedule.

         (c) True and correct copies of each executory contract has been furnished by the Company to RIMG.

         SECTION 3.23 INTELLECTUAL PROPERTY RIGHTS.

         (a) Schedule 3.23 describes all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets or other intellectual property rights owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the business of the Company as now conducted or planned to be conducted (the "Intellectual Property Rights"). The Company owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth in Schedule 3.23. Schedule 3.23 sets forth all products marketed or that have been marketed by the Company within the past two years and identifies the method of intellectual property protection utilized by the Company with respect to each such product. Schedule 3.23 describes all Intellectual Property Rights which have been licensed to third parties (other than license to end-users in accordance with a shrink-wrap license in the ordinary course of business) and those Intellectual Property Rights which are licensed from third parties. Except as disclosed in Schedule 3.23, the Company has the right to assign and transfer to the Newco all of the Intellectual Property Rights in accordance with the transactions contemplated by this Agreement, without the requirement that any consent to assignment or any payment.

         (b) The Company has taken such action to protect the Intellectual Property Rights as is necessary for the Company to use such rights in its business as currently conducted or currently contemplated without the payment of royalties or penalties (except as set forth in Schedule 3.23). Without limiting the generality of the foregoing, except as set forth in Schedule 3.23, all employees, contract workers, consultants and other agents of the Company have executed agreements sufficient to vest in the Company ownership or the right to use the Intellectual Property Rights on which they have performed services in the business of the Company as currently conducted without the payment of royalties or penalties. Except as set forth in Schedule 3.23, the Company has not received any notice of, nor are there any facts known to the Company which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the Intellectual Property Rights; no claim by any third party contesting the validity of any Intellectual Property Rights has been made, is currently outstanding or, to the best knowledge of the Representing Parties, is threatened; the Company has not received any notice of any infringement, misappropriation or violation of any intellectual property rights of any third parties and, to the best knowledge of the Representing Parties, the Company has not infringed, misappropriated or otherwise violated any such intellectual property rights; and, to the best knowledge of the Representing Parties, no infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to products currently being sold by the Company or with respect to the products currently under development (in their present state of development) or with respect to the conduct of the business of the Company as now conducted.

         SECTION 3.24 WARRANTIES. Schedule 3.24 summarizes all claims in excess of $10,000 outstanding, pending or, to the best knowledge of the Representing Parties, threatened for breach of any warranty relating to any products or services sold by the Company prior to the date hereof. The description of the Company's product warranties set forth in Schedule 3.24 is correct and complete. The reserves for warranty claims on the Latest Financial Statement are consistent with the Company's prior practices and are fully adequate to cover all warranty claims made or to be made against any products of the Company sold prior to the date thereof.

         SECTION 3.25 EMPLOYEES. (1) To the best knowledge of the Representing Parties, and except with respect to the resignation of William MacMahon, no executive employee of the Company and no group of three or more Company employees has any plans to terminate his, her or its employment; (2) the Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (3) the Company has no material labor relations problem pending; (4) except as shown on Schedule 3.25(a), there are no workers' compensation claims pending against the Company nor is the Company aware of any facts that would give rise to such a claim; (5) to the best knowledge of the Representing Parties, no employee of the Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the Company's business; and (6) no employee or former employee of the Company has any material, valid claim with respect to any Intangible Property. Schedule 3.25(b) lists each employee of the Company and the position, title, remuneration (including any scheduled salary or remuneration increases), date of employment of each such employee, and the amount of annual paid vacation to which each such employee is entitled.

         SECTION 3.26 EMPLOYEE BENEFIT PLANS. Except a set forth in Schedule 3.26, with respect to all employees and former employees of the Company and all dependents and beneficiaries of such employees and former employees, (1) the Company does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (2) the Company does not maintain or contribute to any qualified defined contribution plans (as such term is defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(i) of the Code; (3) the Company does not maintain or contribute to any qualified defined benefit plans (as such term is defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (4) the Company does not maintain or contribute to any employee welfare benefit plans as such term is defined in Section 3(1) of ERISA.

         (a) Compliance. To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as such term is defined in Section 3(3) of ERISA) which the Company maintains or to which it contributes (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans,
(1) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (2) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (3) there have been no prohibited transactions (as such term is defined in Section 406 of ERISA or Section 4975 of the Code).

         (b) Copies to RIMG or Newco. RIMG or Newco has received true and complete copies of (1) the most recent determination letter, if any, received by the Company from the Internal Revenue Service regarding the Plans which the Company maintains or to which it contributes and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (2) the most recent financial statements and annual report or return for the Plans; and (3) the most recently prepared actuarial valuation reports.

         (c) Multi-Employer Plans. The Company does not contribute (and has not ever contributed) to any multi-employer plan, as such term is defined in Section 3(37) of ERISA. The Company has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. The Company has no actual or potential liability for death or medical benefits after separation from employment, other than (1) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in Schedule 3.26; and (2) health care continuation benefits described in Section 4980B of the Code.

         (d) Fiduciary Breach. To the best knowledge of the Representing Parties, neither the Company nor any of its directors, officers, employees or other "fiduciaries," as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company, RIMG, RIMG's affiliates or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

         (e) Disqualification. The Company has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as such term is defined in Section 3(3) of ERISA) imposed by Sections 4980B, 162(k) and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

         SECTION 3.27 INSURANCE. Schedule 3.27 lists and briefly describes each insurance policy maintained by the Company with respect to the Company's properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. The Company is not in default with respect to its obligations under any of such insurance policies.

         SECTION 3.28 AFFILIATE TRANSACTIONS. Other than as provided for or permitted under this Agreement, and except as shown on Schedule 3.28, no officer, director or employee of the Company or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons; collectively "insiders"), has any agreement with the Company (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the Company's business (other than ownership of capital stock of the Company). Except as set forth on Schedule 3.28, none of the insiders has any direct or indirect interest in any competitor, supplier or customer of the Company or in any person, firm or entity from whom or to whom the Company leases any property, or in any other person, firm or entity with whom the Company transacts business of any nature. For purposes of this Section 3.28, the members of the immediate family of an officer, director or employee will consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee.

         SECTION 3.29 SUPPLIERS. Schedule 3.29 lists the suppliers of the Company for the fiscal year ended December 31, 1999 and sets forth opposite the name of each such supplier the approximate percentage of purchases by the Company attributable to such supplier for such period. Since December 31, 1999, to the best knowledge of the Representing Parties, no supplier listed in
Schedule 3.29 has indicated that it will stop or materially decrease the rate of business done with the Company except for changes in the ordinary course of the Company's business, unless otherwise indicated on Schedule 3.29.

         SECTION 3.30 OFFICERS AND DIRECTORS; BANK ACCOUNTS. Schedule 3.30 lists all officers and directors of the Company and all of the Company's bank or other deposit, procurement, brokerage or other accounts (designating each person authorized to sign checks or authorize transactions, and any applicable limits).

         SECTION 3.31 COMPLIANCE WITH LAWS.

         (a) Compliance. Except as set forth in Schedule 3.16, 3.31(a) or 3.32, to the best knowledge of the Representing Parties, the Company and its officers, directors and employees have, in conducting the Company's business, complied in all material respects with all applicable laws, regulations and other requirements, including without limitation federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the Company's business and to which the Company is subject, and no claims have been filed against the Company alleging a violation of any such laws, regulations or other requirements. The Company is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to the Company after Closing, except if the unavailability of any such item to the Company is the result of (1) RIMG's status as a publicly-traded corporation; or (2) RIMG's operations outside of the United States.

         SECTION 3.32 PERMITS. (a) The Company has, in full force and effect, all authorizations, licenses, permits and certificates, from all governmental entities necessary to conduct the Business and own and operate its assets (collectively, the "Permits"). A true, correct and complete list of all the Permits is set forth in Schedule 3.31. The Company has conducted its Business in compliance with all material terms and conditions of the Permits.

         (b) Gifts. The Company has not made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder the Company in connection with any actual or proposed transaction.

         (c) OSHA. In particular, but without limiting the generality of the foregoing, the Company is not in material violation of, and to the best knowledge of the Representing Parties has no liability and has not received a notice or charge asserting any violation of or liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

         SECTION 3.33 ENVIRONMENTAL MATTERS.

         (a) Definitions. As used in this Section 3.32 the following terms will have the following meanings:

               (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company to any imposition of costs or liability under an Environmental Law.

               (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments in effect an as adopted as of the date of this Agreement relating to pollution, contamination or protection of the environment (including without limitation all applicable federal, state, local and foreign laws, rules, regulations, codes ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect and as adopted as of the date of this Agreement).

               (iii) "Release" means the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

         (b) Compliance. Except as shown in Schedule 3.16, 3.31(a) or 3.32, the Company and the Leased Real Estate are in material compliance with all applicable Environmental Laws.

         (c) Storage, Removal. Except as set forth in Schedule 3.32(c), to the best knowledge of the Representing Parties: (1) no Hazardous Materials have been generated, treated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored, or released on or under any part of the Leased Real Estate; (2) the Leased Real Estate and any improvements thereon, contain no asbestos, formaldehyde, radon at levels above natural background, or Hazardous Materials outside the ordinary course of the Company's business using sound environmental practices, or polychlorinated biphenyls (PCB's); and (3) no storage tanks are located on or under the Leased Real Estate which are required to be diked under applicable state law. If any such storage tanks exist on or under the Leased Real Estate, such storage tanks have been duly registered with all appropriate governmental entities and are otherwise in material compliance with all applicable Environmental Laws, except where failure to so comply would not have a material adverse effect on the Company's business.

         (d) Notice of Responsibility. Except as set forth in Schedule 3.32(c), the Company has not received written notice alleging in any manner that the Company is, or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

         (e) No Expenditure Required for Compliance. Except as shown in Schedule 3.16, 3.31(a) or 3.32, no material expenditure will be required after Closing to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business of the Company or the Real Estate in a manner consistent with the current operation thereof by the Company.

         (f) Uses. No part of the Company's business of the Leased Real Estate have been used as (1) a landfill or dump; or (2) other disposal, storage, transfer, handling or treatment area for Hazardous Materials, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products.

         (g) Waiver. Each of the Representing Parties and their successors and assigns hereby waive, release and agree not to bring any claim, demand, cause of action or proceeding, including without limitation any cost recovery action, against RIMG, RIMG's affiliates or any of their respective directors, officers or employees under any Environmental Law for any act or omission occurring with respect to the Leased Real Estate during the time the Company has a possessory interest in the Leased Real Estate.

         SECTION 3.34 NO BROKERS OR FINDERS. Except for a fee due Gerald J. Shaugnessy in the amount of approximately $260,000 (the "Seller Brokerage Fee") or as otherwise set forth in Schedule 3.34, no person, firm or corporation has or will have, as a result of any act or omission of the Company and or any of the Company Shareholders, any right, interest or valid claim against RIMG or Newco for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

         SECTION 3.35 DISCLOSURE. Neither this Agreement, any of the exhibits or schedules hereto, any of the Affiliate Agreements, nor any of the financial statements referred to in Section 3.7 contains any untrue statement of a material fact regarding the Company or its business or any of the other matters dealt with in this Article III relating to the Company or the transactions contemplated by this Agreement. This Agreement, the exhibits and schedules hereto, the Affiliate Agreements and the financial statements referred to in
Section 3.7, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to RIMG or Newco of which any officer or director of the Company is aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer relations, employee relations and business prospects, of the Company.

         SECTION 3.36 INVESTMENT INTENT. Each of the Company Shareholders receiving RIMG Common Stock is acquiring the RIMG Common Stock for its own account with the present intention of holding the RIMG Common Stock for investment purposes and not with a view to or for sale in connection with any distribution of the RIMG Common Stock in violation of any applicable securities law. Each such Company Shareholder will refrain from transferring or otherwise disposing of any of the RIMG Common Stock, or any interest therein, in such manner as to cause Newco to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws. Each Shareholder understands that each certificate representing the RIMG Common Stock will be "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933 and will be imprinted with the following legend, restricting the transferability such shares:

         "The securities represented by this certificate may not be transferred without (i) an opinion of counsel satisfactory to the corporation that such transfer may lawfully be made without registration or qualification under the Securities Act of 1933 or applicable state securities laws; or (ii) such registration or qualification."


                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF NEWCO AND RIMG

         RIMG and Newco hereby represent and warrant to the Company Shareholders that:

         SECTION 4.1 ORGANIZATION AND STANDING. RIMG and Newco are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, with the requisite corporate power and authority to enter into this Agreement and perform their obligations hereunder.

         SECTION 4.2 EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by RIMG and Newco and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by RIMG and Newco and constitutes the valid and binding obligation of RIMG and Newco, enforceable in accordance with its terms.

         SECTION 4.3 NO BREACH. The execution, delivery and performance of this Agreement by RIMG and Newco and the consummation by RIMG and Newco of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of RIMG or Newco, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of RIMG's or Newco's formational documents or bylaws or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which either RIMG or Newco is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which either RIMG or Newco is subject.

         SECTION 4.4 GOVERNMENTAL AUTHORITIES; CONSENTS. Neither RIMG nor Newco is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by RIMG or Newco in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

         SECTION 4.5 NO BROKERS OR FINDERS. No person, firm or corporation has or will have, as a result of any act or omission of RIMG or Newco, any right, interest or valid claim against the Company Shareholders for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

         SECTION 4.6 INVESTMENT INTENT. RIMG is acquiring the Company Shares for its own account with the present intention of merging the Company shortly after Closing into one of its affiliates and to thereafter operate the business and assets of the Company and not with a view to or for sale in connection with any distribution of the Company Shares in violation of any applicable securities law. RIMG, Newco and their affiliates will refrain from transferring or otherwise disposing of any of the Company Shares, or any interest therein, in such manner as to cause the Company Shareholders to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

         SECTION 4.7 DISCLOSURE. RIMG has previously provided the Company with copies of current disclosure reports required to be filed by RIMG with the Securities and Exchange Commission under the Act or the Securities Exchange Act of 1934, as amended (collectively, the "RIMG Disclosure Reports"). The RIMG Disclosure Reports are in material compliance with the law and regulations pursuant to which they were prepared, and, taken as a whole, do not omit any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been included in the RIMG Disclosure Reports which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer relations, employee relations and business prospects, of RIMG, taken as whole except for economic factors generally pertaining to the regions and industries in which RIMG and its affiliates operate.


                                    ARTICLE V
                            COVENANTS OF THE COMPANY

The Company hereby covenants and agrees with RIMG and Newco as follows:

         SECTION 5.1 APPROVAL. The Company shall take, in accordance with applicable law, and its articles of incorporation and by-laws, all action necessary to convene an appropriate meeting of the Company Shareholders, or obtain unanimous written consent, to consider and vote upon the approval and adoption of this Agreement and the Merger (including the issuance of the shares of RIMG Common Stock to be issued in the Merger pursuant to this Agreement). The board of directors of the Company shall recommend such approval, and the Company shall take all reasonable lawful action to solicit such approval by the Company Shareholders. The Company shall coordinate and cooperate with respect to the timing of its meetings and shall use its respective best efforts to hold such meeting as soon as practicable after the date of this Agreement. As soon as possible after the date of this Agreement, the Company and RIMG shall cooperate in the preparation of a proxy statement and other proxy solicitation materials of the Company for such meeting (the "Proxy Statement"). The Company and RIMG will use reasonable efforts to cause the Proxy Statement to be mailed to the Company Shareholders as promptly as practicable after date hereof.

         SECTION 5.2 CONDUCT OF THE BUSINESS. The Company will observe each term set forth in this Section 5.2 and agrees that, from the date hereof until the Closing Date, unless otherwise required or specifically permitted by this Agreement or consented to by RIMG or Newco in writing:

         (a) Ordinary Course. The Company's business will be conducted only in, and the Company will not take any action except in, the ordinary course, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and the Company's past custom and practice.

         (b) Securities. The Company will not, directly or indirectly, do or permit to occur any of the following: (1) except for the issuance of common stock upon the exercise of Outstanding Stock Options or Outstanding Warrants, issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock; (2) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of the Company's business; (3) amend or propose to amend its articles of incorporation or bylaws; (4) split, combine or reclassify any outstanding shares of Common Stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of Common Stock or any other securities of the Company; (5) redeem, purchase or acquire or offer to acquire any shares of Common Stock or other securities of the Company; (6) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof;
(7) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of the Company's business and consistent with past practice; (8) permit, in the aggregate, more than $10,000 in accounts payable owed to trade creditors to remain outstanding more than 60 days unless and to the extent any such account payable is disputed by the Company in writing and in good faith; (9) accelerate, beyond the normal collection cycle, collection of accounts receivable; or (10) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 5.3(b).

         (c) Compensation. Except for transactions contemplated by this Agreement, the Company will not, directly or indirectly, (1) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any (a) salary increases in excess of the lower of 10% for any individual employee or $50,000 in aggregate annualized increases, (b) severance benefits, or (c) termination pay to, any officers or directors or consultants; (2) in the case of employees, officers or consultants who earn in excess of $20,000 per year, take any action with respect to the grant of any salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof; or (3) grant any bonuses to any employee or contractor not reserved for in the Latest Financial Statement.

         (d) Benefit Plans. The Company will not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director.

         (e) Insurance. The Company will not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

         (f) Organization. The Representing Parties will (1) use their best efforts to preserve intact the Company's business organization and goodwill, keep available the services of the Company's officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Company; (2) confer on a regular and frequent basis with representatives of RIMG and Newco to report operational matters and the general status of ongoing operations; (3) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at the Closing; (4) notify RIMG and Newco of any emergency or other change in the normal course of the Company's business or in the operation of the Company's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of the Company or to the Company's, the Company Shareholders', RIMG's or Newco's ability to consummate the transactions contemplated by this Agreement; and (5) promptly notify RIMG and Newco in writing if the Representing Parties discover that any representation or warranty made by them or the Company in this Agreement was when made, or has subsequently become, untrue in any respect.

         (g) Taxes. The Company will (1) file any Tax returns, elections or information statements with respect to any liabilities for Taxes of the Company or other matters relating to Taxes of the Company which under applicable law must be filed with respect to periods ending on and before the Closing Date; (2) promptly upon filing provide copies of any such Tax returns, elections or information statements to RIMG and Newco; (3) make any such Tax elections or other discretionary positions with respect to Taxes taken by or affecting the Company only upon prior consultation with and consent of RIMG and Newco; and (4) not amend any Return.

         (h) Certain Developments. The Company will not perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of Section 3.14.

         SECTION 5.3 ACCESS TO BOOKS AND RECORDS.

         (a) Between the date hereof and the Closing Date, the Company will afford to RIMG, Newco and their authorized representatives full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Company, and the work papers of KPMG Peat Marwick relating to work done by such firm with respect to the Financial Information, and otherwise provide such assistance as is reasonably requested by RIMG or Newco in order that RIMG and Newco may have a full opportunity to make such investigation and evaluation as it will reasonably desire to make of the business and affairs of the Company.

         (b) All information furnished by the Company pursuant hereto shall be treated as the sole property of the Company until the Effective Time, and, if the Effective Time shall not occur, RIMG shall return to the Company all documents or other materials (including copies thereof) containing, reflecting or referring to such information. In addition, RIMG shall keep confidential all such information and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (i) any information which (A) was already in the RIMG's possession prior to the disclosure thereof to RIMG by the Company, (B) was then generally known to the public, (C) became known to the public through no fault of RIMG or its representatives, (D) was disclosed to RIMG by a third party not bound by an obligation of confidentiality, or (E) is independently developed by RIMG without access to the Company's information, or
(ii) disclosures required by law, governmental or regulatory authority.

         SECTION 5.4 REGULATORY FILINGS. The Company will make or cause to be made all filings and submissions under any laws or regulations applicable to the Company for the consummation of the transactions contemplated herein. The Company will coordinate and cooperate with RIMG in exchanging such information, will not make any such filing without providing to RIMG a final copy thereof for its review and consent at least two full business days in advance of the proposed filing and will provide such reasonable assistance as RIMG may request in connection with all of the foregoing.

         SECTION 5.5 CONDITIONS. The Company will take all commercially reasonable actions necessary or desirable to cause the conditions set forth in
Section 8.1 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

         SECTION 5.6 NO NEGOTIATIONS. Until termination of this Agreement, the Representing Parties (as such term is defined in Article III) will not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, the Company or other similar transaction or business combination involving the Company, or, unless the Company's board of directors is advised by the Company's outside counsel in writing to the effect that there would be a material risk of liability on the part of the Company's board of directors to the Company Shareholders for failure to do so, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. The Company will promptly notify RIMG and Newco if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and will promptly provide RIMG or Newco with such information regarding such proposal, offer, inquiry or contact as RIMG may request.

         SECTION 5.7 AFFILIATE AGREEMENTS. Each of the Shareholder Indemnitors agree to execute on or before the Closing Date an affiliate agreement substantially in the form of the attached Exhibit 5.7 (the "Affiliate Agreements").


                                   ARTICLE VI
                           COVENANTS OF RIMG AND NEWCO

RIMG and Newco covenant and agree with the Company as follows:

         SECTION 6.1 REGULATORY FILINGS. RIMG will make or cause to be made all filings and submissions under any laws or regulations applicable to RIMG for the consummation of the transactions contemplated herein. RIMG will coordinate and cooperate with the Company in exchanging such information, will not make any such filing without providing to the Company a final copy thereof for its review and consent at least two full business days in advance of the proposed filing and will provide such reasonable assistance as the Company may request in connection with all of the foregoing.

         SECTION 6.2 CONDITIONS. RIMG and Newco will take all commercially reasonable actions necessary or desirable to cause the conditions set forth in
Section 8.2 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

         SECTION 6.3 REGISTRATION.

         (a) Shelf Registration.

              (i) Best Efforts. RIMG shall use its best efforts to prepare and file with the Securities and Exchange Commission (the "SEC"), as soon as practicable after the Effective Time, a shelf registration statement on Form S-3 (or, in RIMG's sole discretion, on any appropriate form under the Securities Act as may then be available to RIMG) relating to the resale of the RIMG Common Stock acquired by the Company Shareholders and not deposited pursuant to the Escrow Agreement, or that may be acquired upon exercise of Outstanding Warrants (collectively, the "Registrable Securities") by the Holders in accordance with the methods of distribution set forth in such registration statement (which shall not include, without the consent of RIMG (which may be granted or withheld in RIMG's sole discretion) an underwritten offering) and Rule 415 under the Securities Act (hereafter, the "Shelf Registration Statement"), and shall use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable thereafter; provided, however, that RIMG shall not be required to file or cause such Shelf Registration Statement to become effective prior to the earnings release of RIMG that contains financial information regarding RIMG for a period ending at least thirty (30) days after the Effective Time.

               (ii) Effective Period. RIMG agrees to use its best efforts to keep the Shelf Registration Statement continuously effective for a period commencing on the effective date thereof and terminating on the earlier of twenty-four months after the Effective Time or twelve months after exercise of all Outstanding Warrants (the "Effective Period"), or such shorter period that shall terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold, in order to permit the prospectus included in the Shelf Registration Statement to be usable by the Holders.

               (iii) Black-out Period. Without limiting the provisions of
Section 6.3(a)(ii), RIMG may condition the participation of any holder of Registrable Securities in the Shelf Registration Statement to an agreement not effect any sale of RIMG Common Stock pursuant to the Shelf Registration Statement for any period deemed necessary by RIMG in connection with any proposal or plan by RIMG to engage in any material financing or material acquisition or disposition by RIMG or any subsidiary thereof of the capital stock or substantially all the assets of any other person (other than in the ordinary course of business), any tender offer or any merger, consolidation, corporate reorganization or restructuring or other similar transaction (each, a "Business Combination") material to RIMG and its subsidiaries taken as a whole. Any period within the Effective Period during which RIMG fails to keep the Shelf Registration Statement effective and usable for resales of RIMG Common Stock, or requires pursuant to this Section 6.3(a)(iii) that the Holders not effect sales of RIMG Common Stock pursuant to the Shelf Registration Statement, is hereafter referred to as a "Suspension Period." A Suspension Period shall commence on the date set forth in a written notice by RIMG (which RIMG shall use good faith efforts (consistent with legal and contractual obligations) to deliver to the Holders not less than five business days in advance of any proposed or anticipated suspension date) to the Holders that the Shelf Registration Statement is no longer effective or that the prospectus included in the Shelf Registration Statement is no longer usable for resales of RIMG Common Stock or, in the case of a suspension pursuant to this Section 6.3(a)(iii) the date specified in the notice delivered by RIMG pursuant to this Section 6.3(a)(iii), and shall end on the date when each Holder of RIMG Common Stock covered by the Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 6.3(b)(v) or is advised in writing by RIMG that use of the prospectus or sales may be resumed. Rimage shall use its best efforts to ensure that no Suspension Period lasts longer than 90 days.

         (b) Registration Procedures. RIMG shall:

               (i) cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations of the SEC promulgated under the Securities Act and (B) not to contain any untrue statement of a material fact o omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (ii) promptly prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection with the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Shelf Registration Statement until the earlier of such time as all such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Shelf Registration Statement (which shall not include, without the consent of RIMG (which may be granted or withheld in RIMG's sole discretion) an underwritten offering) and termination of the Effective Period;

               (iii) furnish to each Holder of such Registrable Securities such number of conformed copies of such Shelf Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits) such number of copies of the prospectus included in the Shelf Registration Statement (including any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, as may be incorporated by reference in the Shelf Registration Statement or prospectus, and such other documents, as such Holder may reasonably request;

               (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by the Shelf Registration Statement under such securities or Blue Sky laws of the states of the United States as each Holder of such Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as the Shelf Registration Statement remains in effect (subject to the limitations in Section 6.3(a)), and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of its Registrable Securities covered by such Shelf Registration Statement, except that RIMG shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 6.3(b)(iv), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (v) immediately notify each Holder of Registrable Securities covered by the Shelf Registration Statement, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing which untrue statement or omission requires amendment of the Shelf Registration Statement or supplementation of the prospectus, and promptly thereafter prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each Holder of Registrable Securities registered pursuant to the Shelf Registration Statement agrees that such Holder will not sell any Registrable Securities pursuant to the Shelf Registratio Statement during the time that RIMG is preparing and filing with the SEC a supplement to or an amendment of such prospectus or registration statement;

               (vi) otherwise use its best effort to comply with all applicable rules and regulations of the SEC; and

               (vii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Shelf Registration Statement from and after a date not later than the effective date of the Shelf Registration Statement.

Each Holder of Registrable Securities as to which any registration is being effected shall furnish to RIMG such information regarding such Holder and the distribution of such Registrable Securities as RIMG may from time to time reasonably request and as shall be required by law or by the SEC in connection therewith.


                                   ARTICLE VII
                                     CLOSING

         The Closing will take place at the Minneapolis, Minnesota offices of Dorsey & Whitney LLP, at 10:00 a.m. on the Closing Date, or at such other place and on such other date as is mutually agreeable to RIMG and the Company. The Closing will be effective as of the close of business on the Closing Date.

         SECTION 7.1 CONDITIONS TO RIMG'S AND NEWCO'S OBLIGATIONS. The obligation of RIMG and Newco to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) Shareholder Approval; No Dissenting Shares. The transactions contemplated by this Agreement will have been approved by the Company Shareholders, and there shall be no Dissenting Shares.

         (b) Representations and Warranties. Except as may be specifically waived by RIMG in writing, the representations and warranties set forth in
Article III shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by the Company of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) will only need to have been true on and as of such date.

         (c) Covenants. The Company shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing.

         (d) Approvals. The Company shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Company's assets under the provisions of, any agreement, license, franchise or permit, arrangement or undertaking of or affecting the Company or the Company's business.

         (e) Litigation. Except to the extent asserted by Rimage, there will not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (1) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions; (2) seeking to prohibit direct or indirect ownership or operation after Closing of all or a material portion of the business or assets of the Company and its subsidiaries, or to compel RIMG, Newco or any of their affiliates to dispose of or to hold separately all or a material portion of the business or assets of the Company, as a result of the transactions contemplated hereby; (3) seeking to require direct or indirect transfer or sale by RIMG of any of the Company Shares; (4) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the Affiliate Agreements; or (5) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

         (f) Orders. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.1(e).

         (g) Provision of Schedules. The Company shall have provided to RIMG the schedules called for by this Agreement, and shall have updated such Schedules through the Closing Date, and such schedules shall be acceptable in RIMG's sole discretion.

         (h) Material Adverse Discovery. RIMG or Newco shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to RIMG or Newco as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company which is, individually or in the aggregate with other such facts and circumstances, materially adverse to the Company.

         (i) Damage. There will have been no damage, destruction or loss of or to any property or properties owned or used by the Company, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a material adverse effect on the Company.

         (j) Opinion of the Company's Accountants. RIMG or Newco shall have received from KPMG Peat Marwick, Rimage's independent certified public accountants, a written opinion, dated as of the Closing Date, addressed to RIMG and Newco and satisfactory to RIMG, stating that the transaction will qualify for the pooling of interest method of accounting on RIMG's consolidated financial statements.

         (k) Documents. On the Closing Date, the Company shall have delivered to RIMG and Newco all of the following:

               (i) Certificates. The certificates of each Shareholder Indemnitor, substantially in the form set forth in Exhibit C attached hereto, dated the Closing Date, stating that the conditions precedent set forth in Sections 7.1(d) and 7.1(c) above have been satisfied.

               (ii) Consents. Copies of the third party and governmental consents and approvals referred to in Section 7.1(d).

               (iii) Corporate Records. The Company's minute books, stock transfer records, corporate seal and other materials related to the Company's corporate administration.

               (iv) Resignations. Resignations (effective as of the Closing
Date) from such of the Company's officers and members of the Company's Board of Directors as RIMG will have requested prior to the Closing Date.

               (v) Good Standing. A copy of the Company's articles of incorporation of the Company, certified by the secretary of state of the State of Minnesota.

               (vi) Affiliate Agreements. A copy of each of the Affiliate Agreements executed by each party thereto.

               (vii) Articles of Merger. An executed copy of Articles of Merger executed by each party thereto, other than RIMG and Newco.

               (viii) Other Documents. Such other certificates, documents and instruments as RIMG or Newco reasonably requests related to the transactions contemplated hereby.

         SECTION 7.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) Representations and Warranties. The representations and warranties of RIMG and Newco set forth in Article IV will be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties.

         (b) Covenants. RIMG and Newco will have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing.

         (c) Litigation. There will not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (1) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions; (2) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the Affiliate Agreements; or (3) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

         (d) Orders. There will not be any action taken or any statute, rule, regulation, judgment, order or injunction, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 8.2(c).

         (e) Documents. On the Closing Date, RIMG and Newco will have delivered to the Company:

               (i) Resolutions and Bylaws. A copy of each of (1) the text of the resolutions adopted by the board of directors of RIMG and Newco authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement; and (2) the bylaws of RIMG and Newco, along with certificates executed on behalf of each entity by its respective corporate secretary certifying to the Company that such copies are true, correct and complete copies of such resolutions and bylaws, respectively, and that such resolutions and bylaws were duly adopted and have not been amended or rescinded.

               (ii) Incumbency Certificates. Incumbency certificates executed on behalf of Newco and RIMG by their respective corporate secretaries certifying the signature and office of each officer executing this Agreement or any of the Affiliate Agreements.

               (iii) Affiliate Agreements. A copy of each of the Affiliate Agreements executed by RIMG or Newco, as the case may be.

                                  ARTICLE VIII
                                   TERMINATION

         SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a) by the mutual consent of (1) RIMG or Newco; and (2) the Company;

         (b) by either (1) RIMG or Newco; or (2) the Company if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement;

         (c) by either (1) RIMG or Newco; or (2) the Company if the transactions contemplated hereby have not been consummated by March 31, 2000; PROVIDED THAT, neither RIMG, Newco nor the Company will be entitled to terminate this Agreement under this Section 8.1(c) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby;

         (d) by RIMG or Newco if after the date hereof there will have been a material adverse change in the financial condition or business of the Company or if an event will have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by RIMG and/or Newco;

         (e) by the Company in the event the last sale price of RIMG Common Stock as quoted by the Nasdaq is below $12.00 during any of the three trading days prior to the Closing Date.

         SECTION 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by RIMG, Newco or the Company as provided in this Article VIII, this Agreement will become void and there will be no liability on the part of either RIMG, Newco or the Company, or their respective shareholders, officers, or directors, except that Sections 5.3(b), 11.1 and 11.2 will survive such termination, and except with respect to willful breaches of this Agreement prior to the time of such termination.


                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

         SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in Articles III and IV will survive the Closing for a period of three years following the Closing Date.

         SECTION 9.2 INDEMNIFICATION BY THE COMPANY AND THE REPRESENTING
PARTIES.

         (a) Subject to the limitations of Section 9.2(b), the Company and the Company Shareholders, prior to the Effective Time, jointly and severally agree, and the Company Shareholders, after the Effective Time, agree, to indemnify in full RIMG and Newco and their respective officers, directors, employees, agents and shareholders (collectively, the "RIMG Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), whether or not actually incurred or paid (collectively, "Losses"), which RIMG Indemnified Parties may suffer, sustain or become subject to, prior to the third anniversary of the Effective Time, as a result of (i) any misrepresentation in any of the representations and warranties of the Company and the Shareholder Indemnitors contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of the

Company or the Shareholder Indemnitors pursuant to the terms of this Agreement or in the Affiliate Agreements, (ii) any breach of, or failure to perform, any agreement of the Company and the Shareholder Indemnitors contained in this Agreement or any of the Affiliate Agreements, or (iii) any "Claims" (as defined in Section 9.4(a) hereof) or threatened Claims against RIMG arising out of the actions or inactions of the Company or the Shareholder Indemnitors with respect to the Company's business prior to the Effective Time (collectively, "RIMG Losses"), provided, however, that neither the Company nor the Company Shareholders shall be in any way obligated to provide indemnity for any breach of the representation contained in Section 3.23 that arises out of any claim by RIMG that the Company's products, property, services or rights infringe or conflict with the products, property, services or rights of RIMG.

         (b) The Company and the Company Shareholders will be liable to the RIMG Indemnified Parties for any RIMG Loss (i) only if RIMG or Newco delivers to the Company and the Company Shareholders written notice, setting forth in reasonable detail the identity, nature and amount of RIMG Losses related to such claim or claims prior to the third anniversary of the Effective Time; and (ii) only if the aggregate amount of all RIMG Losses exceeds $100,000 ("the Basket Amount"), in which case the Company and the Company Shareholders shall be obligated to indemnify the RIMG Indemnified Parties only for the excess of the aggregate amount of all such RIMG Losses over the Basket Amount. With respect to any Company Shareholder who is not a Shareholder Indemnitor, RIMG's sole recourse with respect to any RIMG Loss shall be to the Escrowed Shares and with respect to any RIMG Loss arising during the term of the Escrow Agreement, RIMG shall proceed first against the Escrowed Shares before proceeding against any Shareholder Indemnitor and any indemnity from the Escrow Fund shall be pro rata among all Company Shareholders based on the number of Escrowed Shares issued in such Shareholders' names. No individual Shareholder Indemnitor shall be liable for any RIMG Loss, other than with respect to such portion of such liability as may be covered by the Escrow Fund, to the extent such liability would exceed (i) the aggregate value of the RIMG Common Stock issued in the name of the Shareholder Indemnitor on the Closing Date (based on the last sale price of the RIMG Common Stock on the Closing Date), (ii) plus the difference between the aggregate value of the RIMG Common Stock issuable upon exercise of Outstanding Options and Outstanding Warrants held by such Shareholder Indemnitor on the Closing Date and the aggregate exercise price of such Outstanding Options and Outstanding Warrants. In no event will any Shareholder Indemnitor be liable to any RIMG Indemnified Party, other than with respect to the portion of such liability as may be covered by the Escrow Fund, with respect to (1) any matter known to another Shareholder Indemnitor that was not known by and would not reasonably be expected to be known by such Shareholder Indemnitor; (2) for any breach of a representation and warranty relating to the capacity or power of any other Company Shareholder; or (3) for any breach of the representations and warranties contained in Sections 3.8, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16,
3.17, 3.18, 3.19, 3.20, 3.22, 3.24, 3.25, 3.27, 3.28, 3.29, 3.31, 3.32, 3.33,
and 3.34, for which RIMG or Newco has not delivered notice to the Shareholder Indemnitors within one year after the Effective Time. RIMG or Newco's failure to provide the detail required by clause (i) above shall not constitute either a breach of this Agreement by RIMG or Merger Subsidiary or any basis for the Company or a Shareholder Indemnitor to assert that RIMG or Merger Subsidiary did not comply with the terms of this Section 9.2 sufficient to cause either RIMG or Merger Subsidiary to have waived its rights under this Section 9.2 unless such failure shall have adversely affected the ability of an Indemnitor to defend a Claim. Notice to the Company Shareholders shall for all purposes of this Section
9.2 be considered delivered when delivered to the Escrow Agent (if delivered prior to one year from the Effective Time) or to John Kubinski (if delivered on or after one year from the Effective Time).

         (c) Any Company Shareholder that is liable for a RIMG Loss pursuant to
Section 9.2 shall contribute to any RIMG Indemnified Loss in the same proportion that the number of shares of RIMG Common Stock received by such Company Shareholder on the Closing Date bears to the total number of shares of RIMG Common Stock issued on the Closing Date to all Company Shareholders liable for such RIMG Loss. To the extent any Company Shareholder contributes in excess of such amount, such Company Shareholder shall have a right of contribution from each other Company Shareholder. No Company Shareholder, as such, shall have any right of indemnity or contribution from the Company after the Closing Date with respect to the breach of any representation or warranty under this Agreement. No Company Shareholder shall be obligated to contribute to any other Company Shareholder with respect to a Loss to the extent such Loss shall have been caused by a breach by such other Indemnifying Party.

         SECTION 9.3 INDEMNIFICATION BY RIMG.

         (a) Subject to the limitations of Section 9.3(b), RIMG agrees to indemnify in full the Company and the Company's officers, directors, employees, agents and stockholders (collectively, the "Company Indemnified Parties") and hold them harmless against any Losses which any of the Company Indemnified Parties may suffer, sustain or become subject to, prior to the third anniversary of the Effective Time, as a result of (i) any misrepresentation in any of the representations and warranties of RIMG and Newco contained in this Agreement or in any of the Affiliate Agreements, (ii) any breach of, or failure to perform, any agreement of RIMG or Newco contained in this Agreement or any of the Affiliate Agreements, or (iii) any Claims or threatened Claims against the Company or the Shareholder Indemnitors arising out of the actions or inactions of RIMG or Newco with respect to the Company's business after the Effective Time (collectively, "Company Losses").

         (b) RIMG will be liable to the Company Indemnified Parties for any Company Loss (i) only if the Company delivers to RIMG and Newco written notice, setting forth in reasonable detail the identity, nature and amount of Company Losses related to such claim or claims prior to the third anniversary of the Effective Time and (ii) only if the aggregate amount of all Company Losses exceeds the Basket Amount, in which case RIMG shall be obligated to indemnify the Company Indemnified Parties only for the excess of the aggregate amount of all such Company Losses over the Basket Amount. The Company's failure to provide the detail required by clause (i) in the preceding sentence shall not constitute either a breach of this Agreement by the Company or any basis for RIMG or Newco to assert that the Company did not comply with the terms of this Section 9.3 sufficient to cause either the Company to have waived its rights under this
Section 9.3

         SECTION 9.4 METHOD OF ASSERTING CLAIMS. As used herein, an "Indemnified Party" shall refer to a "RIMG Indemnified Party" or "Company Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

         (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within 20 business days after the Notifying Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

         (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 30 days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its Liability with respect to such claim, the dispute shall be resolved in accordance with Article IX below.

         (c) After the Closing, the rights set forth in this Article IX shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement and the Affiliate Agreements. Notwithstanding the foregoing, nothing herein shall prevent any of the Indemnified Parties from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to either party in connection with this Agreement and the Affiliate Agreements. In the event such action is brought, the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party.

         (d) Any indemnification payable under this Article IX shall be, to the extent permitted by law, an adjustment to purchase price.

         SECTION 9.5 SHAREHOLDER AGENT; POWER OF ATTORNEY.

         (a) In the event that the Merger is approved by the Company Shareholders, effective upon such approval, and without any further act of any Company Shareholder, John Kubinski (the "Shareholder Agent") shall be, and hereby is, appointed as agent and attorney-in-fact for each Company Shareholder, for and on behalf of each such Company Shareholder to give and receive notices and communications, to authorize delivery to any Indemnified Person of shares from the Escrow Fund in satisfaction of claims by an Indemnified Person, to execute stock powers on behalf of such Company Shareholders as required by the Escrow Agreement, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Agent for the accomplishment of the foregoing. The Shareholder Agent may resign upon written notice to RIMG and Escrow Agent. The Shareholder Agent may be changed or replaced by the Company Shareholders from time to time upon not less than thirty (30) days' prior written notice to RIMG and Escrow Agent; provided that the Shareholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Shareholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall not receive compensation for his services. Notices or communications to or from the Shareholder Agent shall constitute notice to or from each of the Company Shareholders.

         (b) The Shareholder Agent shall not be liable for any act done or omitted hereunder as the Shareholder Agent while acting in good faith and in the exercise of reasonable judgment.

         (c) A decision, act, consent or instruction of the Shareholder Agent with respect to the matters contemplated by this Section 9 shall constitute a decision of all the Company Shareholders and shall be final, binding and conclusive upon each of such Company Shareholders, and the Escrow Agent and RIMG may rely upon any such decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of each Company Shareholder. The Escrow Agent and RIMG are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Agent.


                                    ARTICLE X
                               DISPUTE RESOLUTION

         Unless specifically otherwise provided in this Agreement this Article X will control the resolution of any disputes between the parties concerning this
Agreement:

         SECTION 10.1 INFORMAL DISPUTE RESOLUTION. In the event of any dispute between parties (the "Involved Parties") concerning performance under or interpretation of this Agreement that is not specifically governed by another provision of this Agreement (a "Dispute"), the Involved Parties will take the following steps to informally resolve the Dispute prior to and as a condition to any party's right to initiate any arbitration, administrative proceeding or litigation, except under Section 10.3(a):

         (a) First Meeting. At the written request (the "Initial Dispute Request") of any Involved Party (the "Requesting Party"), the Shareholder Indemnitors and RIMG's Chief Executive Officer, or a Vice President of RIMG will meet in person, and at such meeting the Requesting Party will present to the representatives of the other Involved Parties (the "Responding Parties") a written summary which reflects in reasonable detail the nature and extent of the Dispute (the "Dispute Notice"). This meeting will take place within fifteen (15) days after the date (the "Dispute Initiation Date") that the Initial Dispute Request is received by all the Responding Parties.

         (b) Resolution without Following Procedures. Notwithstanding the foregoing, if the parties are able to resolve disputes without arbitration or litigation and without use of the procedures described in this Article XII, they will not be obligated to follow such procedures.

         SECTION 10.2 ARBITRATION. Each party stipulates and agrees that if any Dispute is not resolved within twenty (20) days after the applicable Dispute Initiation Date, then such Dispute and any ancillary claims not so resolved (whether or not subject to Section 10.1) will be submitted to mandatory and binding arbitration at the election of any Involved Party (the "Arbitrating Party") under the following terms and conditions:

         (a) Selection of Arbitrator. The Arbitrating Party will notify the American Arbitration Association (the "AAA") in writing and will request that the AAA furnish to the Involved Parties a list of five (5) available arbitrators who, if possible, will have experience in the substantive matters at hand. Each Involved Party will have fifteen (15) days to reject two (2) of the proposed arbitrators. If only one possible arbitrator remains not rejected by any Involved Party, he or she will serve as arbitrator; if two or more individuals remain not rejected, the AAA will select the arbitrator from those individuals.

         (b) Conduct of Arbitration. Arbitration will be conducted in Minneapolis, Minnesota by the arbitrator selected under Section 10.2(a) over the Dispute as described in the Dispute Notice and any other disputes under this Agreement between the Involved Parties (1) pending at the inception of such arbitration and not otherwise being arbitrated under this Section 10.2; or (2) arising during the pendency of such arbitration, in accordance with the rules of the AAA, except as specifically provided otherwise in this Section 10.2. The arbitrator will have no power or authority, under the rules of the AAA or otherwise, to amend or disregard any provision of this Section 10.2.

         (c) Replacement of Arbitrator. Should the arbitrator refuse or be unable to proceed with arbitration proceedings under this Section 10.2, such arbitrator will be replaced by an arbitrator selected from the other four arbitrators originally proposed by the AAA and not rejected by any Involved Party, if any, or if there is no such arbitrator remaining, by repeating the process of selection. If an arbitrator is replaced pursuant to this Section 10.2(c), then a rehearing will take place in accordance with the rules of the AAA.

         (d) Findings and Conclusions. The arbitrator rendering judgment upon under this Section 10.2 will, after reaching judgment and award, if any, prepare and distribute to the Involved Parties a writing describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award.

         (e) Time is of the Essence. The arbitrator is hereby instructed that time is of the essence in the arbitration proceeding, and that the arbitrator will have the right and authority to issue monetary sanctions against any Involved Party if, upon a showing of good cause therefor, said party is unreasonably delaying the proceeding.

         (f) Finding. The arbitrator will render his or her judgment or award within twenty (20) days following the conclusion of the arbitration proceeding.

         (g) Discovery. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the arbitrator will limit or allow the parties to expand the scope of discovery as may be reasonable under the circumstances. In particular and without limitation, the parties hereto hereby affirm and agree to comply with those rules of the AAA which limit pre-hearing discovery.

         SECTION 10.3 INJUNCTIVE RELIEF. Each party agrees that the only circumstance in which Disputes will not be subject to the provisions of this
Article XII is where a party makes a good faith determination that a breach of the terms of this Agreement by another party is such that the damages to such party resulting therefrom will be so immediate, so large or severe and so incapable of adequate redress after the fact that a temporary restraining order and/or other immediate injunctive relief is the only adequate remedy for such breach. If a party making such a determination files a pleading with a court seeking such immediate injunctive relief and this pleading is challenged by another party to this Agreement and the challenging party succeeds in such challenge, the party filing such pleading seeking immediate injunctive relief will pay all of the reasonable costs and attorneys' fees of the party successfully challenging such pleading.

         SECTION 10.4 COSTS AND ATTORNEYS' FEES. Notwithstanding any rule of the AAA to the contrary, the arbitrator rendering judgment under Section 10.2 will have the power to award all costs and attorneys' fees between the Involved Parties. In any litigation of Disputes, if and to the extent such litigation does not concern the prayer for or challenge to immediate injunctive relief under Section 10.3(a), the losing party will pay all costs and attorneys' fees of such litigation accruing to the other party.

                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.1 PRESS RELEASES AND ANNOUNCEMENTS. Prior to the Closing Date, neither party hereto will issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of the Company without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law. If any such press release or public announcement is so required, the party making such disclosure will consult with the other party prior to making such disclosure, and the parties will use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

         SECTION 11.2 EXPENSES. The Company Shareholders, RIMG and Newco will pay all of their own expenses including attorneys' and accountants' fees in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement, whether consummated or not ("Closing Expenses"); PROVIDED THAT, if this Agreement is terminated prior to Closing, RIMG will pay the fees and expenses of KPMG Peat Marwick related to its procedures on the Financial Information to the extent the same exceed $12,000 and PROVIDED FURTHER, that in the event the Closing occurs, all Closing Expenses of the Company, other than fees and expenses of counsel in excess of $30,000 and other than any finders, brokers or other investment banking fees incurred by the Company in connection with the Merger but including any Seller Brokerage Fee that is an adjustment to the Consideration Per Share in accordance with Section 2.1(c), shall remain with the Company and be discharged by the Successor Corporation.

         SECTION 11.3 FURTHER ASSURANCES. The Representing Parties agree that, from and after the Closing Date, it will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation assigning all Real Estate Leases, Personal Property Leases and Executory Contracts, and transferring all of the transferable Permits.

         SECTION 11.4 AMENDMENT AND WAIVER. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         SECTION 11.5 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to RIMG, Newco, the Company Shareholders and the Company will, unless another address is specified in writing, be sent to the address indicated below:

IF TO THE COMPANY:                         IF TO RIMG OR NEWCO:

Cedar Technologies, Inc.                   Rimage Corporation
ATTN: William McMahon                      ATTN: Bernie Aldrich, Chief Executive
7667 Cahill Road                                 Officer
Suite 250                                  7725 Washington Avenue South
Edina, Minnesota 55439                     Minneapolis, Minnesota 55439
Telephone number:  (612) 830-1993          Telephone number:  (612) 946-4585
Fax number:        (612) 830-1039          Fax number:        (612) 946-4564

IF TO THE COMPANY SHAREHOLDERS:            WITH A COPY TO:

To the name and address of each Company    Dorsey & Whitney LLP
Shareholder as listed in Exhibit A         ATTN: Thomas O. Martin
                                           220 South Sixth Street
IN EACH CASE, WITH A COPY TO:              Minneapolis, Minnesota 55402-1498
                                           Telephone number:  (612) 340-8706
Maun & Simon, PLC                          Fax number:        (612) 340-8738
ATTN: J. Patrick Brinkman
2000 Midwest Plaza Building West
801 Nicollet Mall
Minneapolis, Minnesota 55402-2534
Telephone number:  (612) 904-7442
Fax number:        (612) 904-7424

         SECTION 11.6 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

         SECTION 11.7 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 11.8 COMPLETE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the Affiliate Agreements and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         SECTION 11.9 COUNTERPARTS/FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. This Agreement shall be effective with respect to any party by facsimile signature and may be enforced against any such party regardless of delivery of any original, provided that any rights under this Agreement may not be enforced by any party who executes the same by facsimile unless such party has transmitted at least one original signature page to the representative of RIMG, in the case of the Company or any Shareholder Indemnitor, or to the Company in the case of RIMG or Newco, within seven days of such execution.

         SECTION 11.10 GOVERNING LAW. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


THE COMPANY:                                THE SHAREHOLDER INDEMNITORS.
------------                                ---------------------------
CEDAR TECHNOLOGIES, INC.

                                            ------------------------------------
                                            JOHN KUBINSKI
By
   ---------------------------------
  Its                                       ------------------------------------
      ------------------------------        WILLIAM MCMAHON

RIMG:
-----                                       ------------------------------------
RIMAGE CORPORATION                          JAMES LEWIS


                                            ------------------------------------
By                                          JOSEPH NOVAGRATZ
   ---------------------------------
  Its
      ------------------------------        ------------------------------------
                                            ROBERT GEAROU
NEWCO:
------
CDR ACQUISITION, INC.                       BOB INC.

                                            By
                                               ---------------------------------
By                                            Its
   ---------------------------------              ------------------------------
  Its
      ------------------------------
                                            BJB INC.

                                            By
                                               ---------------------------------
                                              Its
                                                  ------------------------------